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                                                                   EXHIBIT 10.23

                                    BARCLAYS


                                                        London Corporate Banking
                                                        PO Box 15162
                                                        50 Pall Mall
                                                        London SW1A 1QB
                                                        Tel    020 7441 4099
                                                        Fax    020 7441 4225



Donaldson, Lufkin & Jenrette, Inc.
277 Park Avenue
New York
NY10172



                                                        6th March, 2000

Dear Sirs,

We refer to:

(a) the Pound Sterling 80,000,000 credit agreement dated 8th July, 1999 between (among others) Independent Energy UK Limited (the "BORROWER") and us as Ancillary Bank (the "CREDIT AGREEMENT"); and

(b) the letter of credit (in the attached form) that the Borrower has requested us to issue today under the Ancillary Facility (the "POOL LC").

Terms defined or used in the Credit Agreement have the same meaning in this letter unless the context otherwise requires or they are otherwise defined in this letter, and Clause 1.2 (Construction) of the Credit Agreement shall apply to this letter as if it were set out in it with any references to (or including) the Credit Agreement being references to this letter.

We (the "BANK"), you ("DLJ") and the Obligors, by our/their respective signature or countersignature of this letter (or a copy of it), agree that:

1.      REIMBURSEMENT

(a) Subject to paragraph (b) below, DLJ shall reimburse the Bank, within one business day following written demand, for each and any amount demanded of, or paid by, the Bank in accordance with the terms of the Pool LC; provided, however, that in no event shall DLJ be required to reimburse the Bank an amount in excess of Pound Sterling 60 million less all amounts


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        applied pursuant to clause 2(c)(ii) to cash collateralise the Pool LC.
        Each reimbursement by DLJ shall be accompanied by a payment of interest on the amount paid by DLJ for the period from the business day following any demand thereof to but not including the date of payment by DLJ at the rate specified in clause 4(c).

(b) DLJ shall not be obliged to make payment under paragraph (a) above if and for so long as any of the following events is subsisting:

        (i) a breach by the Bank of its obligations under paragraphs 2(b)-(d) (inclusive) and 3(a) below;

        (ii) a breach by the Bank of its obligations under paragraph 8(a)(iii) below; and

        (iii) a breach by the Bank of its obligations under paragraph 8 below which has given rise to:

               (A) a change to any Security Document (other than a change that is not adverse to the Ancillary Bank or DLJ);

               (B) an increase in the maximum permitted principal outstandings under the Finance Documents where the amount of that increase exceeds:

                      (I) Pound Sterling 10,000,000 in aggregate for all of the Finance Documents; or

                      (II) Pound Sterling 5,000,000 for the Ancillary Facility Letter;

               (C) any change in the scope or nature of the rights given by the Finance Documents to the Ancillary Bank in its capacity as such (and accordingly not given to each of the Banks); or

               (D) any amendment or waiver of the Ancillary Bank's rights where that amendment or waiver is given after the Agent has given any notice under Clause 21.18 (Acceleration etc) of the Credit Agreement.

        For the avoidance of doubt, any of the above events shall cease to be "subsisting" for the purposes of the above if action is taken such that DLJ is left or put in effectively no worse a position than it would have been in if the relevant event had not occurred (such as the subsequent payment of an amount that was not paid when due or the reversal of a transaction or its effects), even if the breach in question is incapable of being remedied because the due date for performance has passed.

2.      SUBROGATION AND DEMAND

(a) Upon making a payment (and provided that all amounts then payable by DLJ under this letter have been paid in full), DLJ shall automatically and immediately be subrogated to all of the Bank's rights, claims and securities arising or held in respect of the relevant


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        payment or demand under the Pool LC, including without limitation the
        Bank's rights and claims:

        (i) under the Ancillary Facility Letter and the reimbursement and/or counter-indemnity provisions contained therein and given by the Borrower in respect of the Pool LC;

        (ii)   arising by way of counter-indemnity under the general law;

        (iii) against the Guarantor under the Credit Agreement in respect of the Borrower's obligations referred to in paragraph (i) above; and

        (iv) in respect of the Security Interests and other rights conferred by the Security Documents.

        For the avoidance of doubt, DLJ shall not have or be entitled to exercise any such right of subrogation to the extent that doing so would result in double-counting with any recovery under paragraph 3 below.

(b) The Bank shall make demand on the Borrower under the Ancillary Facility for:

        (i) reimbursement of any amount paid by the Bank under the Pool LC (or repayment of any advance made by the Bank to fund any such amount); and/or

        (ii) payment of interest accrued and owing on any Such amount (or on any advance made by the Bank to fund any Such amount),

        immediately upon:

        (A) DLJ requesting it to do so by written notice at any time when any amount of a kind referred to in paragraphs (i) and (ii) above is outstanding;

        (B)    the expiry or cancellation of the Pool LC;

        (C) the termination of DLJ's obligations under paragraph 1, as set forth in paragraph 9; and

        (D) the date of receipt by the Bank of notice from DLJ or the Borrower that the Borrower has received the proceeds of an equity or subordinated debt issue of the Borrower to the Guarantor (the "EQUITY PROCEEDS") which has been funded with the proceeds of any equity issue by the Guarantor as contemplated in the Ancillary Facility Letter; provided, however, that any demand under this clause (D) shall not exceed the relevant Equity Proceeds.

        The Borrower shall promptly give notice to the Bank as contemplated by paragraph (D) above. For the avoidance of doubt, the terms of any subordinated debt contemplated by


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        paragraph (D) above shall provide that the holder of that subordinated debt shall not be entitled to payment, and shall not seek to enforce any right or commence any proceedings to recover any amount payable under that debt, for as long as any Secured Liability remains outstanding.

(c) The Bank acknowledges, without prejudice to the Borrower's payment obligations under paragraph 2(b) above, that the Borrower may, and the Borrower undertakes that it will, pay the Equity Proceeds, within one business day following receipt thereof, to the Bank who shall apply them in the following manner:

        (i)    first, (to the extent Sufficient) in:

               (A) reimbursement of any amount paid by the Bank under the Pool LC (or repayment of any advance made by the Bank to fund any such amount); and/or

               (B) payment of interest accrued and owing on any such amount (or on any advance made by the Bank to fund any such amount); and

        (ii) secondly, to cash collateralise the Pool LC up to the undrawn face amount of the Pool LC, whereupon DLJ shall be irrevocably released and discharged from its obligations to the Batik under paragraph 1 above in a sum equal to the amount of such cash collateralisation as contemplated by the proviso contained in paragraph 1(a).

(d) The Bank, in its capacity as the Ancillary Bank, agrees that it shall, to the extent requested by DLJ, instruct the Agent to (i) take all actions permitted pursuant to Section 21 of the Facility Agreement and
        (ii) (to the extent that the Agent is lawfully able to do so) enforce the security conferred by the Security Agreement, in each case, upon the written request of DLJ given at any time at or following a default by the Borrower in its obligation to make payment to the Bank following a demand pursuant to paragraph 2(b) above.

(e) Each of the Obligors acknowledges and agrees to paragraphs (a), (b), (c) and (d) above, but has no rights under or in respect of this letter.

(f) Without prejudice to clause (d) above, the Bank shall, in its own name, do all things reasonably required by DLJ in order to protect and enforce any rights which it may have against the Obligors as a result of the subrogation contemplated by paragraph (a) above, provided that:

        (i) with respect to any action in respect of such subrogation, the Batik is not obliged to take any action which might, in its opinion, cause it to incur any liability without its first having been indemnified to its satisfaction by DLJ; and



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        (ii)   nothing in this paragraph (f) shall impose any obligation oil the
               Bank to take any action or to refrain from taking any action where to do may reasonably be regarded as being materially detrimental to the Bank.

3.      RECOVERIES

(a) Subject to the following provisions of this paragraph (a) (and except to the extent that payment under this paragraph would result in double-counting with any recovery under paragraph 2 above), the Bank shall within one business day following receipt thereof, pay to DLJ an amount equal to each amount paid by any of the Obligors to the Bank in or towards satisfaction of any amount owing to the Bank by way of:

        (i) reimbursement of any amount paid by the Bank under the Pool LC (or repayment of any advance made by the Bank to fund any such amount); or

        (ii) interest accrued on any such amount (or on any advance made by the Bank to fund any such amount).

        Each such payment shall be accompanied by a payment of interest on the amount paid by the Bank for the period from the business day following receipt thereof to but not including the date of payment by the Bank at the rate specified in clause 4(c). The Bank shall not be obliged to make payment under this paragraph (a) if and for so long as any breach of any obligation under paragraphs 1, 4(a) or 4(c) is subsisting. For the avoidance of doubt, any of the above events shall cease to be "subsisting" for the purposes of the above if action is taken such that the Bank is left or put in effectively no worse a position than it would have been in if the relevant event had not occurred (such as the subsequent payment of an amount that was not paid when due or the reversal of a transaction or its effects), even if the breach in question is incapable of being remedied because the due date for performance has passed.

(b) The Bank's obligations under this letter are in addition to and are not in any way prejudiced by any collateral or other security now or subsequently held by DLJ or any Security Interest to which DLJ may be entitled.

(c) Where any discharge of the Bank's obligations under this Clause 3 is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise in respect of the Bank, without limitations the liability of the Bank under this letter shall continue as if the discharge or arrangement had not occurred. DLJ may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

(d) The Bank need not exercise any set-offs or other rights or claims available to it.

(e) If the Bank applies any amount in or towards satisfaction of an Obligor's obligations under the Ancillary Facility Letter and the Bank is, as a result of the application or any payment to the Bank giving rise to the application, obliged by law to make any payment


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        to any person, then DLJ shall, upon demand by the Bank, repay to the
        Bank any amount paid to DLJ as a result of the application.

(f) If under any pro rata sharing, loss-sharing or similar clause in the Finance Documents, the Bank, in its capacity as Ancillary Bank, is obliged:

        (i) to pay a sum received under the Ancillary Facility Letter to other lenders or their agent under the Finance Documents; or

        (ii) otherwise to share any receipts or recoveries by the Bank under the Ancillary Facility Letter,

        then the Bank shall not be deemed for the purposes of this letter to have received any sum from an Obligor to the extent of that payment or sharing.

(g) Subject to paragraphs 2(c) above and (h) below, if the Bank receives an amount that may be applied in discharging amounts outstanding under the Ancillary Facility Letter (excluding, for the avoidance of doubt, any amount received by it in its capacity as a Bank under the Credit Agreement) at a time when the aggregate amount (excluding any interest) paid by DLJ under paragraph 1 above exceeds the aggregate amount (excluding any interest) paid by the Bank under paragraph 3 above, the Bank shall apply the amount received against amounts outstanding under the Ancillary Facility Letter pro rata as between amounts owing as a result of payments made by it made under the Pool LC and other principal amounts outstanding under the Ancillary Facility Letter.

(h) Without limiting paragraph 2(c) above, the Bank shall apply any amount paid to it by the Borrower at any time before the earliest of the Agent giving any notice under Clause 21.18 (Acceleration etc) of the Credit Agreement, the commencement of enforcement of any security conferred by the Finance Documents and any demand being made on the Borrower under the Ancillary Facility Agreement in:

        (i) reimbursement of any amount paid by the Bank under the Pool LC (or repayment of any advance made by the Bank to fund any such amount); or

        (ii) interest accrued on any such amount (or on any advance made by the Bank to fund any such amount),

        if and to the extent that:

        (A) the relevant amount may be applied in discharging amounts outstanding under the Ancillary Facility Letter and was not received by the Bank in its capacity as a Bank under the Credit Agreement; and

        (B) the Borrower expressly requires it to be so applied by written notice given not less than one day and not more than 5 days before the time the amount is paid to the Bank.



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4.      PAYMENTS

(a) All payments by DLJ shall be made to Such bank account as the Bank may specify in the relevant demand, without deduction for tax or otherwise and without set-off or counterclaim.

(b) All payments by the Bank shall be made to such bank account as DLJ may specify in writing to the Bank prior to such payment, without deduction for tax or otherwise and without set-off or counterclaim.

(c) If either party fails to pay any amount payable by it under this letter when due, it shall forthwith on demand by the other party, pay interest on the overdue amount from the due date up to the actual date of payment, from day to day as well after as before judgment at a rate calculated on a daily basis and determined by that other party to be 1% per annum above the rate at which leading banks in the London Interbank Market offer overnight deposits on each such date in an amount equal to the overdue amount. Default interest will be compounded at the end of each day.

5.      NATURE OF OBLIGATIONS

(a)     For the purposes of this letter, DLJ unconditionally and irrevocably:

        (i) authorises and directs the Bank to pay any demand under and in accordance with the Pool LC without requiring proof of the Borrower's or DLJ's agreement that the amounts so demanded or paid are or were due and notwithstanding that the Borrower and/or DLJ may dispute the validity of any such request, demand or payment;

        (ii) confirms that the Bank deals in documents only and shall not be concerned with the legality of the claim or any other underlying transaction or any set-off, counterclaim or defence as between the Borrower and the beneficiary of the Pool LC; and

        (iii) agrees that the Bank need not have any regard to the sufficiency, accuracy or genuineness of any such demand or any certificate or statement in connection with any such demand or any incapacity of or limitation upon the powers of any person signing or issuing any such demand, certificate or statement which appears on its face to be in order and the Bank may assume that any such demand, certificate or statement which appears on its face to be in order is correct and properly made.

(b) DLJ waives any right it may have of first requiring the Bank to proceed or enforce any rights or security against, claim payment from, or file any proof or claim in any insolvency proceedings of, any person before claiming from DLJ under this letter.



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(c)     Without limiting paragraph l(b) above, DLJ's obligations under this letter shall not be affected by any act, omission, matter or thing which, but for this provision, might reduce, release or prejudice any of its obligations under this letter in whole or in part, including without limitation and whether or not known to it:

        (i) any time or waiver granted to or composition with the beneficiary of the Pool LC, any Obligor, or any other person (unless the Bank knowingly granted that time or waiver, or knowingly entered into that composition, Without DLJ's consent);

        (ii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or nonobservance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (iii) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of the beneficiary of the Pool LC, any Obligor or any other person;

        (iv) any variation (however fundamental) or replacement of a Finance Document;

        (v) any unenforceability, illegality, invalidity or frustration of ally obligation of any person under any Finance Document or any other document or security (other than this letter), or any failure of any Obligor to become bound by the terms of any Finance Document; and

        (vi) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

(d) DLJ's obligations under this letter are a continuing security and in addition to and are not in any way prejudiced by any collateral or other security now or subsequently held by the Bank or any Security Interest to which the Bank may be entitled.

(e) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise in respect of the Obligors without limitation, the liability of DLJ under this letter share continue as if the discharge or arrangement had not occurred. The Bank may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.



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6.      STATUS OF PARTICIPATION

(a) The Bank does not transfer or assign any rights or obligations under the Finance Documents and DLJ will, subject to the provisions of paragraph 2 and 3 above, have no proprietary interest in the benefit of the Finance Documents or in any monies received by the Bank under or in relation to the Finance Documents.

(b) Nothing in this letter constitutes the Bank as agent, fiduciary or trustee for DLJ.

(c) Without limiting its express obligations under this letter, the Bank may, without responsibility to DLJ:

        (i) exercise or refrain from exercising any or all of its rights, powers and discretions arising under or in connection with the Finance Documents;

        (ii) perform any other acts under the Finance Documents as it in its discretion sees fit.

(d) The Bank does not make any representation or warranty in relation to, and is not responsible to DLJ for:

        (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

        (ii)   the collectability of amounts payable under any Finance Document;
               or

        (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(e)     DLJ confirms that it:

        (i) has made its own independent investigation and assessment of the financial condition of each Obligor and its related entities in connection with this letter and has not relied on any information provided to it by the Bank in connection with this letter or any Finance Document; and

        (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities.

(f) Without prejudice to any liability the Bank may have for breach of this letter, if any Obligor fails to perform any of its obligations under any Finance Document, DLJ shall have no recourse to the Bank in respect of that failure and by this letter the Bank notifies DLJ and DLJ acknowledges that the Bank shall not be required to reimburse DLJ for, or otherwise be responsible for, or assure DLJ against, any loss suffered by DLJ as a result of this letter.



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7.      MISCELLANEOUS

(a)     Each of the Bank and DLJ represents and warrants to the other that:

        (i) it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery by it of this letter and the transactions contemplated by this letter;

        (ii) this letter constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

        (iii) all authorisations required or desirable to be obtained by it in connection with the entry into, performance, validity and enforceability of this letter and the transactions contemplated by this letter have been obtained or effected and are in full force and effect.

(b) The Bank represents and warrants to DLJ that the entry into and performance of this letter and the amendments to the Finance Documents made on the date of this letter, and the transactions contemplated by them, have been approved by all required Finance Parties and do not contravene the Finance Documents.

(c) Neither the Bank nor DLJ may assign, transfer, novate, encumber, or dispose of all or any of its interest in, or its rights and/or obligations under, this letter without the prior consent of the other.

(d) The respective rights of the Bank and DLJ under this letter may be exercised as often as necessary, are cumulative and not exclusive of its rights under the general law, and may be waived only in writing and specifically, Delay in exercising or non-exercise of any such right is not a waiver of that right.

(e) If a provision of this letter is or becomes illegal invalid or unenforceable in any jurisdiction, that shall not affect the validity or enforceability in that jurisdiction of any other provision of this letter; or the validity or enforceability in other jurisdictions of that or any other provision of this letter.

(f) All notices, demands and other communications under this letter must be in writing and shall only be valid and effective if received at the following respective addresses or fax numbers and marked for the attention of the persons named below:

        DLJ

        Address:      277 Park Avenue
                      New York
                      NY10172

        Fax:          001 212 892 7976



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        Attention:    Mattson Davis/Cameron Fleming

        The Bank

        Address:      5 North Colonnade
                      Canary Wharf
                      London E14 4BB

        Fax:          0207 773 3313

        Attention:    Colin Bousfield/Ashley Jay

(g) This letter (and the agreement set out in it) may be amended only in writing with the consent of both the Bank and DLJ.

8.      AMENDMENT OF ANCILLARY FACILITY AGREEMENT

(a) Save for any amendments or waivers that have become effective on or prior to the date of this letter:

        (i) the Batik will not amend, waive, modify, terminate or otherwise alter the Ancillary Facility Letter without DLJ's prior written consent; and

        (ii) the Bank will not consent to any amendment, waiver, modification, termination or other alteration of any other Finance Document that would be adverse to DLJ (taking into account DLJ's right of subrogation pursuant to paragraph 2) without DLJ's prior written consent (such consent not to be unreasonably withheld); and

        (iii) the Bank will not approve the terms of any subordinated loan as contemplated by paragraph 7 of the Ancillary Facility Letter without DLJ's prior written consent.

        DLJ shall respond promptly to any request made by the Bank in this regard, and shall be deemed to have agreed with any decision or action taken by the Bank in respect of any specific request sent to DLJ in accordance with paragraph 7(f) above unless the Bank is notified in writing that it does not agree to the request within 5 business days after the date on which the request is received at the above address or fax number.

(b) The Bank, DLJ and each Obligor all acknowledge and agree that neither the Ancillary Facility Letter nor any of the other Finance Documents may be amended, waived, modified, terminated or otherwise altered except in writing in accordance with its terms (and paragraph (a) above shall be construed accordingly). The Borrower undertakes that it will use all reasonable endeavours to minimise the number of amendment or waiver requests (if any) it makes whilst this letter is in force.



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9.      TERMINATION.

(a) DLJ's obligations under paragraph 1 above shall terminate on the first date following the earlier to occur of:

        (i) the fifth business day after receipt by the Bank of written notice (expressly referring to this paragraph 9) from DLJ that the Bank has failed to pay an amount payable under paragraph 3(a) above (provided that the Bank has in fact failed to pay such an amount and does not pay it on or before that fifth business day); and

        (ii)   close of business on 7th June, 2000.

(b)     This letter shall terminate on the first date following the earliest of:

        (i)    the expiry or cancellation of the Pool LC;

        (ii)   close of business on 7th June, 2000; and

        (iii) the date on which no further amount is capable of being demanded under paragraph 1 above (taking into account the terms of the proviso contained in that paragraph),

        or, if later, the first date on which all amounts funded by DLJ pursuant to Clause 1 have been paid in full.

(c) Any termination under paragraph (a) or (b) above shall be without prejudice to the pre-existing rights and obligations of the Bank and DLJ.

10.     GOVERNING LAW

        This letter is governed by English law.

11.     JURISDICTION AND SERVICE OF PROCESS

(a) DLJ agrees, for the benefit of the Bank, that the courts of England have jurisdiction to settle any disputes in connection with this letter and accordingly submits to the Jurisdiction of the English courts.

(b) DLJ waives objection to the English Courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this letter and agrees that a judgment or order of an English court in connection with this letter is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

(c) Nothing in this letter limits the right of the Bank to bring proceedings in connection with this letter in any other Court of competent jurisdiction or concurrently in more than one jurisdiction.



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Yours faithfully,



 ...............................
For and on behalf of

BARCLAYS BANK PLC

We agree to the above




 ...............................                                  ...............
For and on behalf of                                             Date
DONALDSON, LUFKIN & JENRETTE, INC.




 ....................................................             ...............
For and on behalf of                                             Date
INDEPENDENT ENERGY UK LIMITED





 ....................................................             ...............
For and on behalf of                                             Date
INDEPENDENT ENERGY HOLDINGS PLC







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                                   ATTACHMENT


To:     Energy Pool Funds Administration Limited
        Room 301
        185 Park Street
        London SE1 9DY


Date:   6th March 2000


Dear Sirs,

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER [ENDC         ]

1. At the request of the Company (whose registered office is at Radcliffe House, 6th Floor, Blenheim Court, Solihull, West Midlands, B91 2AA) the Bank issue this irrevocable Standby Letter of Credit in your favour for an aggregate amount of Pound Sterling60,000,000 (Sixty Million Pounds
        Only).

2. In this Standby Letter of Credit all terms defined in Appendix 1 have the meaning given to them in Appendix 1.

3. Upon the Bank receiving a written demand from you certifying that either:

        (a) the Company owes you, under or in respect of the Agreement, the amount demanded and has failed to pay that amount to you when due; or

        (b)    the claim is being made under section 15.5, section 16.2 or section 21 of Schedule 11 to the Agreement,

        the Bank will, within one Business Day, pay the amount demanded to the account nominated by you in your demand.

4. The cumulative aggregate amount that may be demanded under this Standby Letter of Credit shall not exceed the amount specified in paragraph 1 above.

5.      No demand may be presented under this Standby Letter of Credit after
        3.00 p.m. (London time) on 6th June 2000. All such demands shall be made in writing (which shall not include fax, telex, cable or similar forms of communication) and shall be effective upon actual receipt by [Pall Mall ] at [ ] or such other office as the Bank may from time to time notify to you in writing for this purpose.

6. Partial drawings and multiple drawings are allowed under this Standby Letter of Credit.



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7.      This Standby Letter of Credit is irrevocable, is not transferable and constitutes an obligation to make payments against documents. It is subject to Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce publication No. 500 and shall be governed by and construed in accordance with English law.

Yours faithfully,

 ....................
For and on behalf of
BARCLAYS BANK PLC




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                                   APPENDIX 1

                                   DEFINITIONS


"Bank"                means Barclays Bank PLC.

"Business             Day" means a day (other than a Saturday or a Sunday) on
                      which banks are open for business in London.

"Company"             Independent Energy UK Limited.

"Agreement"           Pooling and Settlement Agreement for the Electricity
                      Industry in England and Wales, dated 30th March, 1990.




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